EXHIBIT 99.1

                 30DC, INC., ANNOUNCES THAT MAGCAST FOR ANDROID
               HAS SUCCESSFULLY COMPLETED BETA TESTING AND IS NOW
                            AVAILABLE PLATFORM-WIDE

               30DC INVESTOR RELATIONS MAGAZINE, 30DC'S CORPORATE
                 MAGCAST APP IS AVAILABLE NOW ON BOTH THE GOOGLE
                         PLAY STORE AND APPLE NEWSSTAND

New York, NY, June 23, 2014, 30DC, Inc. (OTCQB: TDCH), a provider of web-based tools for the monetization of digital content, announces the completion of beta testing of MagCast for Android. It is now available as an add-on purchase along with a MagCast IOS publishing license. This development enables MagCast publishers to distribute content on Google Play as well as Apple Newsstand, significantly expanding their reach; there are 1 billion activated Android devices compared to 800 million Apple IOS devices (iPad, iPhone and iPod Touch).

30DC, Inc.'s latest issue of 30DC INVESTOR RELATIONS MAGAZINE is available for the first time on both Apple Newsstand and Google Play. The magazine features information about 30DC's products and services, corporate and investor relations information, as well as contributions from a variety of experts regarding important topics that affect digital self-publishing. Contributors include both 30DC personnel and respected industry experts from outside the company. Topics in Issue#3 of 30DC INVESTOR RELATIONS MAGAZINE include:

     o CEO ED DALE'S TAKE ON APPLE'S WWDC - ALL INFORMATION MARKETERS MUST HAVE AN APP STRATEGY- In this podcast, Mr. Dale examines the need for businesses to act quickly on rapidly changing key mobile trends before their competition surpasses them.

     o THE CONVERGENCE OF MOBILE AND CONTENT MARKETING - 30DC TARGETS MUSHROOMING MARKET FOR DIGITAL PUBLISHING by Emerging Growth, LLC and published at secfilings.com. This article discusses how "30DC is riding the big waves in this sea change" of mobile app usage and analyzes the company's phenomenal growth in product sales over the last year.

     o MAGCAST STORIES - FAST PITCH MAGAZINE by Gary Leland, where Gary discusses how he uses the pipeline he has built with his MagCast magazine to market related products and services.

In addition to 30DC itself, MagCast publishers are quickly taking advantage of the new ability to reach Android devices. MagCast publications already in the Google Play Store as well as on the Apple Newsstand include:

     o FRIDGE MAGAZINE, A magazine dedicated to staying on top of the latest business and technology trends, marketing, sales practices, and productive workflows.

     o REAL STRESS SOLUTIONS, A guide to managing the core causes of 21st century stress with 21st century solutions from the top experts in science, psychology, nutrition, exercise spirituality and human relations

     o MINDFUL MONEY MAGAZINE, Financial information you can trust to build wealth and wealth beyond money

     o EDM WORLD MAGAZINE, The best place to learn about popular and underground electronic dance music artists

     o    INTERNET  MOGUL  MAGAZINE,   Internet   marketing,   entrepreneurship,
          lifestyle

30DC Investor Relations Magazine is a free publication available in the Google Play Store and on Apple Newsstand by subscription only. The latest issue can be downloaded now via the following links:

Google:
https://play.google.com/store/apps/details?id=com.bdidfeidjj.ibbbdidfeidjj

Apple Newsstand: https://itunes.apple.com/us/app/30dcir-mag/id737655178?mt=8
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ABOUT 30DC, INC.

30DC provides web-based tools for the monetization of digital content. For addition information on 30DC, please download a corporate fact sheet: http://30dcinc.com/investors/news.?? This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings and pursuit of new markets are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For additional information:

Greg Laborde. 30DC, Inc.
Phone: 212-962-4400 Ext 82
E-mail: greg.laborde@30dcinc.com or
visit http://www.30dcinc.com
Source: 30DC, Inc